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                                   EXHIBIT 23

                              [BKD, LLP LETTERHEAD]

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements of Horizon Bancorp on Form S-3 (File No. 333-86214) and Form S-8 (File No. 333-98609) of our report, dated January 31, 2003 on the consolidated financial statements of Horizon Bancorp as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, which report is included in the annual report on Form 10-K of Horizon Bancorp for the year ended December 31, 2002.


/s/ BKD, LLP
BKD, LLP

January 31, 2003
Fort Wayne, Indiana